UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) February 1, 2000

                              FIRSTCOM CORPORATION
             (Exact name of registrant as specified in its charter)

               Texas                  0-25194                   87-0464860
-----------------------------  ---------------------    ------------------------
(State or other jurisdiction        (Commission             (I.R.S. Employer
     of incorporation or            File Number)            Identification No.)
       organization)

                               220 Alhambra Circle
                                    Suite 910
                           Coral Gables, Florida 33134

          (Address, including zip code, of principal executive office)

                                 (305) 448-4422

              (Registrant's telephone number, including area code)

                                 Not applicable

   (Former name, former address and fiscal year, if changed since last report)

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ITEM 5. OTHER EVENTS

         (a) On February 2, 2000, the registrant announced that it had filed preliminary proxy materials with the Securities and Exchange Commission with respect to the previously-announced merger transaction with AT&T Latin America Corp. A copy of the press release is attached as an exhibit to this Form 8-K.

         (b) On February 1, 2000, the registrant amended the Agreement and Plan of Merger (the "Merger Agreement") among AT&T Corp., Kiri Inc., Frantis, Inc. and the registrant to extend the termination date thereunder from April 30, 2000 to May 31, 2000. Copies of the amendment to the Merger Agreement and the press release announcing such amendment are attached as exhibits to this Form 8-K.

         (c) On January 31, 2000, Douglas G. Geib II, a Director and the Executive Vice President and Chief Financial Officer of the registrant, resigned from all positions with the registrant. Mr. Geib did not resign because of a disagreement with the registrant on any matter relating to the registrant's operations, practices or policies. Copies of the press release announcing Mr. Geib's resignation and the Separation Agreement between the registrant and Mr. Geib are attached as exhibits to this Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)      Exhibits.

10.1     Separation Agreement between the registrant and Douglas G. Geib II.

99.1     Press release dated February 2, 2000.

99.2 Amendment dated February 1, 2000 to the Agreement and Plan of Merger among AT&T Corp., Kiri Inc., Frantis, Inc. and the registrant


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    February 3, 2000         By:  /s/ Patricio E. Northland
                                       -----------------------------------------
                                       Patricio E. Northland
                                       Chairman of the Board, President
                                       and Chief Executive Officer


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

                                 EXHIBIT INDEX

EXHIBIT                  DESCRIPTION
-------                  -----------

10.1     Separation Agreement between the registrant and Douglas G. Geib II.

99.1     Press release dated February 2, 2000.

99.2 Amendment dated February 1, 2000 to the Agreement and Plan of Merger among AT&T Corp., Kiri Inc., Frantis, Inc. and the registrant